Exhibit 10.9

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and among (i) Endurance Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), (ii) Endurance Antarctica Partners, LLC, a Cayman Islands limited liability company (the “Sponsor”), and (iii) the investors listed on the signature pages hereto (“Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and, for the elimination of doubt, such fund or account shall, severally and not jointly, be the Investor hereunder.

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, Investor has expressed an interest in acquiring up to [●] units in the IPO, which shall not exceed [●]% of the total outstanding Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), underlying the units (not including the over-allotment option) (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Class B ordinary shares, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for the same value paid by the Sponsor, or approximately $0.004 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Sections 1(b) and 1(d), the Sponsor hereby agrees to sell to Investor [●] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[●] (approximately $0.004 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds. Such Transferred Shares shall be allocated to the Investor as set forth on the signature pages hereto

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters for the IPO) of the purchase of the full amount of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than [●]% of the units offered in the IPO (exclusive of any units that may be issued pursuant to the underwriters’ over-allotment option)) and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto.
(c)	Notwithstanding anything to the contrary herein, the number of Transferred Shares shall not be subject to cut-back, reduction, modification, mandatory repurchase, redemption or forfeiture for any reason, including (i) transfer of the Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their over-allotment option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (as defined below), (v) the Investor being allocated less than [●]% of the Class A Ordinary Shares sold in the IPO, or (vi) any other event or modification, without the Investor’s prior written consent.
(d)	The obligations of Investor hereunder are subject to there being no material change in structure, terms and conditions in the capital structure the SPAC from that set forth in the investor presentation dated August 10, 2021 (“Investor Presentation”).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents and warrants to Investor, as follows:

(a)	The SPAC has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC.
(d)

The Founder Shares, when issued to the Sponsor, were validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws or as otherwise disclosed in the Investor Presentation) and were not issued in violation of, or subject to, any preemptive or similar rights.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to Investor, as follows:

(a)	The Sponsor has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor.
(d)	The terms (both economic and non-economic) set forth in this Agreement are as favorable to the Investor as the terms granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion. In the case that another investor is afforded more favorable terms than Investor, the Sponsor shall promptly notify Investor of such more favorable terms, and Investor shall have the right to elect to have such more favorable terms, so as to be on the same terms, in which case the parties hereto shall promptly amend this Agreement to effect the more favorable terms.
(e)

The Sponsor is the beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Investor Presentation, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Transferred Shares, and there exist no liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority, or any arbitrator, court or tribunal of competent jurisdiction. Upon transfer of the Transferred Shares to the Investor in accordance with the terms hereof against payment of the Transfer Price, the Investor will acquire ownership of the Transferred Shares, free and clear of all liens, pledges, security interests, claims, options, proxies, voting agreements, charges or encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by Applicable Law.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.
(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.
(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.
(e)	The Transferred Shares to be purchased by the Investor, if any, will be purchased solely for the Investor’s own account, for investment purposes only, and not for the account of any other person nor with a view to, or for sale in connection with, any distribution, division, assignment, or resale to others.
(f)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, amalgamation, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
(g)	The Investor acknowledges that the Founder Shares, including the Transferred Shares to be purchased by Investor, if any, are (i) not entitled to redemption rights in connection with the completion of an initial Business Combination by the SPAC or in connection with a stockholder vote to amend the SPAC’s amended and restated memorandum and articles of association and (ii) not entitled to liquidating distributions from the SPAC’s trust account with respect to any Transferred Shares the Investor holds in the event the SPAC fails to complete its initial Business Combination within 18 months from the closing of the IPO or during any extension period. For the avoidance of doubt, the foregoing shall not prevent the Investor from exercising its redemption rights and receiving its pro rata portion of the funds from the trust account with respect to any shares comprising its IPO Indication or any Class A Ordinary Shares acquired in the open market in accordance with the terms and conditions applicable to the Class A Ordinary Shares and the IPO described in the Registration Statement on Form S-1 of the SPAC to be filed with the Securities and Exchange Commission (the “Registration Statement”).

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)	Without written consent of the SPAC and Sponsor, the Investor agrees not to transfer, assign or sell any Transferred Shares or the Class A Ordinary Shares, issuable upon conversion of the Transferred Shares held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination (as defined below) and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share of stock (as adjusted for stock sub-divisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation a Business Combination and (B) the date on which the SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property. For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning or selling any Class A Ordinary Shares or units acquired in the IPO or in the open market.
(b)	Investor agrees that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Transferred Shares in favor of such proposed Business Combination. Notwithstanding the foregoing, nothing shall prevent the Investor from seeking redemption for any Class A Ordinary Shares it acquires in the IPO or in the open market in accordance with the terms and conditions applicable to the Class A Ordinary Shares and the IPO described in the Registration Statement.
(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares.
(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form to be filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

Section 6. Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: Endurance Antarctica Partners, LLC, if to the SPAC, to: Endurance Acquisition Corp.; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.
(b)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.
(c)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.
(d)	The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.
(e)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.
(f)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.
(g)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.
(h)	This Agreement shall terminate on the earlier of (i) the liquidation of the SPAC or (ii) two (2) months from the date hereof.
(i)	Neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise), except as required by Applicable Law or in connection with any inquiry by a Governmental Authority, without the prior consent of Investor.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:
[●]
By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

[Signature Page to Investment Agreement]

SPAC:

ENDURANCE ACQUISTION CORP.

By:
Name:
Title:

SPONSOR:

ENDURANCE ANTARCTICA PARTNERS, LLC

By:
Name:	Chandra R. Patel
Title:	Manager

[Signature Page to Investment Agreement]